Rule 10f-3 Transaction Exhibit
Nuveen Managed Accounts Portfolios Trust
Nuveen Enhanced Multi-Strategy Managed Accounts Portfolio
FILE #811-22023
ATTACHMENT 77O


<c>TRADE DATE
<c>DESCRIPTION OF SECURITY/ISSUER
<c>ISSUE SIZE
<c>AMOUNT PURCHASED
<c>LIST OF UNDERWRITERS
<c>NAME OF AFFILIATED BROKER-DEALER
6/26/08
BE Aerospace Inc. (BEAV) 8.5% Senior Notes 7/1/18
$600,000,000
$5,000
J.P. Morgan Securities Inc.
UBS Securities LLC
Credit Suisse
Mizuho Securities USA Inc.
RBS Greenwich Capital
SunTrust Robinson Humphrey
Wells Fargo Brokerage Services
UBS Securities LLC

7/16/08
Ticketmaster Inc. (IACI) 10.75% Senior Notes 8/1/16
$300,000,000
$5,000
J.P. Morgan Securities Inc.
Merrill Lynch & Co.
Banc of America Securities
Barclays Capital
Morgan Stanley & Co. Incorporated
Wachovia Capital Markets LLC
Daiwa Securities America Inc.
Greenwich Capital Markets Inc.
HSBC Securities (USA) Inc.
Mizuho Securities USA Inc.
Scotia Capital (USA) Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Wachovia Capital Markets LLC
7/24/08
XM Satellite Radio, Inc. (XMSR) 13.0% 8/1/13
$778,500,000
$5,000
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Morgan Stanley & Co. Incorporated
UBS Securities LLC